EXHIBIT 23.3

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, C-Chip Technologies Corporation.

DATED this 15th day of June, 2004.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak